     As filed with the Securities and Exchange Commission on April 24, 1997
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ------------------

                               MIDWAY GAMES INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                                          22-2906244
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)


                          3401 North California Avenue
                            Chicago, Illinois 60618
                                 (773) 961-2222
                    (Address of principal executive offices)
             -----------------------------------------------------

                             1996 STOCK OPTION PLAN
                            (Full title of the Plan)

             -----------------------------------------------------


                                Neil D. Nicastro
                                   President
                               Midway Games Inc.
                          3401 North California Avenue
                            Chicago, Illinois 60618
                                 (773) 961-2222
                          (Name, address and telephone
                          number of agent for service)
                                    Copy to:
                               Barbara M. Norman
                 Vice President, Secretary and General Counsel
                               Midway Games Inc.
                          3401 North California Avenue
                            Chicago, Illinois  60618
                          ----------------------------

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                               Proposed                 Proposed
                                            Amount To Be       Maximum Offering         Maximum Aggregate        Amount of
Title of Securities To Be Registered        Registered (1)     Price Per Share (2)      Offering Price (3)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                  2,000,000          $20.00                 $37,679,688              $11,418.08
                                              shares
===================================================================================================================================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.


(2) Based on the price at which outstanding options to purchase Common Stock may be exercised under the plan.



(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the price at which outstanding options to purchase Common Stock may be exercised under the plan and the average of the high and low prices of Common Stock on the New York Stock Exchange on April 22, 1997 for options to purchase Common Stock not yet granted under the plan.



================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act"), and are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II herein, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996 and December 31, 1996, the prospectus dated October 29, 1996 contained in the registration statement on Form S-1 (file no. 333-11919) ("Form S-1") as filed with the Commission, and the information under the caption "Description of Capital Stock", with respect to the Registrant's common stock, par value $0.01 per share ("Common Stock"), contained in the Form S-1 and incorporated by reference in the Registrant's registration statement on Form 8-A (file no. 001-12367), dated October 25, 1996, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated herein by reference and made a part of this Registration Statement as of the date hereof. All reports subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and be a part hereof from the date of filing of such reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036. Stockholders of Shack & Siegel, P.C. hold options to purchase 25,000 shares of the Registrant's Common Stock at an exercise price per share of $20.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and by the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Registrant. The Certificate of Incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses to any and all said persons, and that such indemnification and advances shall not be deemed exclusive of any of the rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation of the Registrant provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers whereby the Registrant will, in general, indemnify such directors and executive officers, to the extent permitted by the Registrant's Certificate of Incorporation and the laws of the State of Delaware, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Registrant.

     The Registrant also maintains directors' and officers' liability insurance providing for $10.0 million in coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

                  4.      (a)      1996 Stock Option Plan
                          (b)      Form of Option Agreement under the 1996
                                   Stock Option Plan
                          (c)      Form of Option Agreement under the 1996
                                   Stock Option Plan
                  5.               Opinion of Shack & Siegel, P.C., counsel for
                                   Registrant
                 23.      (a)      Consent of Shack & Siegel, P.C. (included
                                   in Exhibit 5 hereof)
                          (b)      Consent of Ernst & Young LLP
                 24.               Power of Attorney (contained on the
                                   signature page hereof)

ITEM 9. UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 23rd day of April, 1997.

                                  MIDWAY GAMES INC.
                                   (Registrant)


                             By: /s/ Neil D. Nicastro
                                ----------------------
                                Neil D. Nicastro
                                Chairman of the Board, President, Chief
                                Executive Officer and Chief Operating Officer

     Each person whose signature to this Registration Statement appears below hereby appoints Neil D. Nicastro and Harold H. Bach, Jr., and each of them acting singly, as his attorney-in-fact to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          NAME                    TITLE               DATE
-------------------------  --------------------  ---------------
/s/ NEIL D. NICASTRO       Chairman of the       April 23, 1997
-------------------------  Board, President,
    Neil D. Nicastro       Chief Executive
                           Officer and Chief
                           Operating Officer
                           (Principal
                           Executive Officer)
                           and Director

/s/ HAROLD H. BACH, JR.    Executive Vice        April 23, 1997
-------------------------  President -
    Harold H. Bach, Jr.    Finance, Treasurer
                           and Chief Financial
                           Officer (Principal
                           Financial and
                           Principal
                           Accounting Officer)
                           and Director

/s/ BYRON C. COOK          Executive Vice        April 23, 1997
-------------------------- President - Home
    Byron C. Cook          Video and Director

/s/ KENNETH J. FEDESNA     Executive Vice        April 23, 1997
-------------------------- President - Coin-Op
    Kenneth J. Fedesna     Video and Director

/s/ LOUIS J. NICASTRO      Director              April 23, 1997
--------------------------
    Louis J. Nicastro

/s/ WILLIAM C.BARTHOLOMAY  Director              April 23, 1997
--------------------------
    William C. Bartholomay

/s/ WILLIAM E. MCKENNA     Director              April 23, 1997
--------------------------
    William E. McKenna

/s/ NORMAN J. MENELL       Director              April 23, 1997
--------------------------
    Norman J. Menell

/s/ HARVEY REICH           Director              April 23, 1997
--------------------------
    Harvey Reich

/s/ IRA S. SHEINFELD       Director              April 23, 1997
--------------------------
    Ira S. Sheinfeld

/s/ RICHARD D. WHITE       Director              April 23, 1997
--------------------------
    Richard D. White

/s/ GERALD O. SWEENEY JR.  Director              April 23, 1997
--------------------------
    Gerald O. Sweeney, Jr.


                                 EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION
------                               -----------

  4.      (a)  1996 Stock Option Plan..........................................

          (b)  Form of Option Agreement under the 1996 Stock Option Plan.......

          (c)  Form of Option Agreement under the 1996 Stock Option Plan.......

  5.           Opinion of Shack & Siegel, P.C., counsel for Registrant.........

 23.      (a)  Consent of Shack & Siegel, P.C. (included in Exhibit 5 hereof)..

          (b)  Consent of Ernst & Young LLP....................................

 24.           Power of Attorney (contained on the signature page hereof)......



                                      5